N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 30, 2023

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance;
Provides 2023 Guidance and Increases Annual Dividend

CHICAGO, IL – January 30, 2023 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2022. All per share results are reported on a fully diluted basis unless otherwise noted.
Financial Results for the Quarter and Year Ended December 31, 2022
For the quarter ended December 31, 2022, total revenues increased $5.3 million, or 1.6%, to $340.6 million, compared to $335.3 million for the same period in 2021. For the quarter ended December 31, 2022, net income available for Common Stockholders increased $7.5 million, to $73.0 million, or $0.39 per Common Share, compared to $65.5 million, or $0.36 per Common Share, for the same period in 2021.
For the year ended December 31, 2022, total revenues increased $130.7 million, or 9.9%, to $1,447.1 million, compared to $1,316.4 million for the same period in 2021. For the year ended December 31, 2022, net income available for Common Stockholders increased $22.1 million, or $0.10 per Common Share, to $284.6 million, or $1.53 per Common Share, compared to $262.5 million, or $1.43 per Common Share, for the same period in 2021.
Non-GAAP Financial Measures and Portfolio Performance
For the quarter ended December 31, 2022, Funds from Operations (“FFO”) available for Common Stock and OP Unit holders increased $3.6 million, or $0.01 per Common Share, to $126.6 million, or $0.65 per Common Share, compared to $123.0 million, or $0.64 per Common Share, for the same period in 2021. For the year ended December 31, 2022, FFO available for Common Stock and OP Unit holders increased $38.0 million, or $0.16 per Common Share, to $523.6 million, or $2.68 per Common Share, compared to $485.6 million, or $2.52 per Common Share, for the same period in 2021.
For the quarter ended December 31, 2022, Normalized Funds from Operations (“Normalized FFO”) available for Common Stock and OP Unit holders increased $4.6 million, or $0.02 per Common Share, to $128.1 million, or $0.66 per Common Share, compared to $123.6 million, or $0.64 per Common Share, for the same period in 2021. For the year ended December 31, 2022, Normalized FFO available for Common Stock and OP Unit holders increased $42.7 million, or $0.19 per Common Share, to $531.6 million, or $2.72 per Common Share, compared to $489.0 million, or $2.53 per Common Share, for the same period in 2021.
For the quarter ended December 31, 2022, property operating revenues, excluding deferrals, increased $9.8 million to $306.4 million, compared to $296.6 million for the same period in 2021. For the year ended December 31, 2022, property operating revenues, excluding deferrals, increased $91.9 million to $1,277.5 million, compared to $1,185.6 million for the same period in 2021. For the quarter ended December 31, 2022, income from property operations, excluding deferrals and property management, increased $8.2 million to $180.6 million, compared to $172.4 million for the same period in 2021. For the year ended December 31, 2022, income from property operations, excluding deferrals and property management, increased $49.9 million to $731.9 million, compared to $682.0 million for the same period in 2021.

i

For the quarter ended December 31, 2022, Core property operating revenues, excluding deferrals, increased approximately 5.1% and Core income from property operations, excluding deferrals and property management, increased approximately 7.3%, compared to the same period in 2021. For the year ended December 31, 2022, Core property operating revenues, excluding deferrals, increased approximately 6.1% and Core income from property operations, excluding deferrals and property management, increased approximately 5.7%, compared to the same period in 2021.
Business Updates
Pages 1 and 2 of this Earnings Release and Supplemental Financial Information provide an update on operations and 2023 guidance.
Investment Activity
In November 2022, we acquired an 80% interest in a joint venture with RVC Outdoor Destinations for a total purchase price of $2.4 million. The joint venture owns one Recreational Vehicle (“RV”) property under construction located in Sandusky, Ohio.
In November 2022, we acquired a 50% interest in a joint venture with Kampgrounds of America for a total purchase price of $5.1 million. The joint venture owns and operates, through its wholly owned subsidiary, Bald Mountain RV, LLC, a 283-site RV community located in Hiawassee, Georgia.
In December 2022, we completed the acquisition of Whippoorwill, a 288-site RV community located in Marmora, New Jersey for a purchase price of $21.8 million.
2023 Dividends
Our Board of Directors has approved setting the annual dividend rate for 2023 at $1.79 per share of Common Stock, an increase of 9.1%, or $0.15, over the current $1.64 per share of Common Stock for 2022. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.
About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of January 30, 2023, we own or have an interest in 448 properties in 35 states and British Columbia consisting of 170,965 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, January 31, 2023, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

ii

•our ability to control costs and real estate market conditions, our ability to retain customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);
•our ability to maintain historical or increase future rental rates and occupancy with respect to properties currently owned or that we may acquire;
•our ability to attract and retain customers entering, renewing and upgrading membership subscriptions;
•our assumptions about rental and home sales markets;
•our assumptions and guidance concerning Net Income, FFO and Normalized FFO per share data;
•our ability to manage counterparty risk;
•our ability to renew our insurance policies at existing rates and on consistent terms;
•home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;
•results from home sales and occupancy will continue to be impacted by local economic conditions, including an adequate supply of homes at reasonable costs, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;
•impact of government intervention to stabilize site-built single-family housing and not manufactured housing;
•effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;
•the completion of future transactions in their entirety, if any, and timing and effective integration with respect thereto;
•unanticipated costs or unforeseen liabilities associated with recent acquisitions;
•the effect of Hurricane Ian on our business including, but not limited to the following: (i) the timing and cost of recovery, (ii) the impact of the condition of properties and homes on occupancy demand and related rent revenue and (iii) the timing and amount of insurance proceeds;
•our ability to obtain financing or refinance existing debt on favorable terms or at all;
•the effect of inflation and interest rates;
•the effect from any breach of our, or any of our vendors' data management systems;
•the dilutive effects of issuing additional securities;
•the outcome of pending or future lawsuits or actions brought by or against us, including those disclosed in our filings with the Securities and Exchange Commission; and
•other risks indicated from time to time in our filings with the Securities and Exchange Commission.

Our guidance acknowledges the existence of volatile economic conditions, which may impact our current guidance assumptions. Factors impacting 2023 guidance include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; and (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events. In addition, these forward-looking statements, including our 2023 guidance are subject to risks related to the COVID-19 pandemic, many of which are unknown, including the duration of the pandemic, the extent of the adverse health impact on the general population and on our residents, customers and employees in particular, its impact on the employment rate and the economy, the extent and impact of governmental responses and the impact of operational changes we have implemented and may implement in response to the pandemic.

iii

For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” section in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

    These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Operations and Financial Update

•Net income available for Common Stockholders was $1.53 per fully diluted share, for the year ended December 31, 2022, 7.0% higher than the year ended December 31, 2021.
•Normalized FFO per Common Share on a fully diluted basis was $2.72 for the year ended December 31, 2022, 7.4% higher than the year ended December 31, 2021.
•Acquired four RV communities, one membership RV community, an 80% interest in two joint ventures with RV properties under development, a 50% interest in one joint venture with one RV community, and three land parcels with an aggregate value of approximately $150.9 million.
•Added 1,036 expansion sites during the year ended December 31, 2022.
•New home sales of 1,176 for the year ended December 31, 2022, which was the highest in company history.
•During the year ended December 31, 2022, we entered into a $200.0 million unsecured term loan agreement. The term of the loan is five years and bears interest at a rate of Secured Overnight Financing Rate ("SOFR") plus approximately 1.30% to 1.80%, depending on leverage levels.
•During the year ended December 31, 2022, we closed on a secured refinancing transaction generating gross proceeds of $200.0 million. The loan is secured by one MH community, has a fixed interest rate of 3.36% per annum and matures in 11 years.
•During the year ended December 31, 2022, we entered into our current at-the-market (“ATM”) equity offering program with an aggregate offering price of up to $500.0 million. The full capacity remains available for issuance.
•Recognized $40.6 million of expenses for debris removal and cleanup costs related to Hurricane Ian and an offsetting insurance recovery revenue accrual of $40.6 million for the quarter and year ended December 31, 2022.
•Recorded a $5.4 million reduction to the carrying value of certain assets and offsetting insurance recovery revenue of $5.4 million as a result of Hurricane Ian for the year ended December 31, 2022.

Core Portfolio
•Core portfolio generated growth of 5.7% in income from property operations, excluding deferrals and property management, for the year ended December 31, 2022, compared to the year ended December 31, 2021.
•Core MH base rental income increased by 5.8% during the year ended December 31, 2022, compared to the year ended December 31, 2021. The increase is due to 5.4% growth from rate increases and 0.4% from occupancy gains.
•Maintained average Core MH occupancy at 95.1% for the years ended December 31, 2022 and 2021.
•Manufactured homeowners within our Core portfolio increased by 637 to 66,069 as of December 31, 2022, compared to 65,432 as of December 31, 2021.
•Core RV and marina base rental income for the year ended December 31, 2022 increased by 9.1%, compared to the year ended December 31, 2021.
•Combined Core Seasonal and Transient RV base rental income for the year ended December 31, 2022 increased by 9.5% or $11.1 million, compared to the year ended December 31, 2021.
•RV Annual occupancy within our Core RV and Thousand Trails portfolios increased by 570 during the year ended December 31, 2022, compared to the year ended December 31, 2021.

Non-Core Portfolio
•During the quarter ended December 31, 2022, operations at our Fort Myers Beach, Gulf Air, Pine Island, and Ramblers Rest properties were interrupted as a result of Hurricane Ian, therefore we designated them as Non-core properties. This change is reflected throughout the results represented in this release and in our Supplemental Financial Information package.

4Q 2022 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2023 Guidance (1) (2)

($ in millions, except per share)			2023
			First Quarter	Full Year
Net Income/share			$0.42 to $0.48	$1.65 to $1.75
FFO/share			$0.70 to $0.76	$2.79 to $2.89
Normalized FFO/share			$0.70 to $0.76	$2.79 to $2.89

	2022 Actual		2023 Growth Rates
Core Portfolio:	First Quarter	Full Year	First Quarter	Full Year
MH base rental income	$154.4	$626.0	6.0% to 6.6%	6.0% to 7.0%
RV and marina base rental income (3)	$102.7	$393.4	5.8% to 6.4%	5.7% to 6.7%
Property operating revenues	$310.2	$1,240.2	5.7% to 6.3%	5.7% to 6.7%
Property operating expenses	$124.9	$526.4	7.5% to 8.1%	6.7% to 7.7%
Income from property operations, excluding deferrals and property management	$185.3	$713.8	4.4% to 5.0%	5.0% to 6.0%

Non Core Portfolio:			2023 Full Year
Income from property operations, excluding deferrals and property management			$17.7 to $21.7

Other Guidance Assumptions:			2023 Full Year
Property management and general administrative			$114.4 to $120.4
Debt Assumptions:
Weighted average debt outstanding			$3,300 to $3,500
Interest and related amortization			$127.5 to $133.5

(1)    First quarter and full year 2023 guidance ranges represent a range of possible outcomes and the midpoint reflects management's estimate of the most likely outcome. Actual growth rates and per share amounts could vary materially from growth rates and per share amounts presented above if any of our assumptions, including occupancy and rate changes, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, is incorrect. See Forward-Looking Statements in this release for additional factors impacting our 2023 guidance assumptions.
(2)    Guidance assumptions do not include future capital events (financing transactions, acquisitions or dispositions) or the use of free cash flow.
(3)    Core RV Annual revenue represents approximately 61.5% and 66.5% of first quarter 2023 and full year 2023 RV and marina base rental income, respectively. Core RV Annual revenue first quarter 2023 growth rate range is 8.2% to 8.8% and the full year 2023 growth rate range is 7.5% to 8.5%.

4Q 2022 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Investor Information

Equity Research Coverage(1)
Bank of America Securities	Barclays	BMO Capital Markets
Jeffrey Spector/Joshua Dennerlein	Anthony Powell	John Kim

Citi Research	Colliers Securities	Evercore ISI
Nick Joseph	David Toti	Steve Sakwa/Samir Khanal

Green Street Advisors	RBC Capital Markets	Robert W. Baird & Company
John Pawlowski	Brad Heffern	Wes Golladay

Truist	UBS	Wolfe Research
Anthony Hau	Michael Goldsmith	Andrew Rosivach/Keegan Carl

______________________
1.Any opinions, estimates or forecasts regarding our performance made by these analysts or agencies do not represent our opinions, forecasts or predictions. We do not, by reference to these firms, imply our endorsement of or concurrence with such information, conclusions or recommendations.

4Q 2022 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Operating Information
Total revenues	$340.6	$381.0	$365.3	$360.2	$335.3
Net income	$76.7	$70.5	$64.6	$87.1	$68.8
Net income available for Common Stockholders	$73.0	$67.2	$61.5	$82.9	$65.5
Adjusted EBITDAre (1)	$159.2	$166.4	$153.3	$168.4	$150.7
FFO available for Common Stock and OP Unit holders (1)(2)	$126.6	$134.4	$121.6	$140.9	$123.0
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$128.1	$136.8	$125.3	$141.4	$123.6
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$106.9	$115.4	$103.6	$125.1	$102.3

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,386	195,380	195,373	195,303	194,946
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,281	195,269	195,227	195,246	193,412
Net income per Common Share - Fully Diluted (3)	$0.39	$0.36	$0.33	$0.45	$0.36
FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.69	$0.62	$0.72	$0.64
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.70	$0.64	$0.72	$0.64
Dividends per Common Share	$0.4100	$0.4100	$0.4100	$0.4100	$0.3625

Balance Sheet
Total assets	$5,493	$5,405	$5,400	$5,265	$5,308
Total liabilities	$3,975	$3,886	$3,878	$3,734	$3,822

Market Capitalization
Total debt (4)	$3,416	$3,329	$3,298	$3,193	$3,303
Total market capitalization (5)	$16,038	$15,607	$17,066	$18,130	$20,392

Ratios
Total debt / total market capitalization	21.3%	21.3%	19.3%	17.6%	16.2%
Total debt / Adjusted EBITDAre (6)	5.3	5.2	5.3	5.2	5.6
Interest coverage (7)	5.6	5.7	5.7	5.7	5.5
Fixed charges(8)	5.6	5.6	5.6	5.6	5.5

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $28.1 million as of December 31, 2022.
5.See page 17 for the calculation of market capitalization as of December 31, 2022.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2022 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2022	December 31, 2021
	(unaudited)
Assets
Investment in real estate:
Land	$2,084,532	$2,019,787
Land improvements	4,115,439	3,912,062
Buildings and other depreciable property	1,169,590	1,057,215
	7,369,561	6,989,064
Accumulated depreciation	(2,258,540)	(2,103,774)
Net investment in real estate	5,111,021	4,885,290
Cash and restricted cash	22,347	123,398
Notes receivable, net	45,356	39,955
Investment in unconsolidated joint ventures	81,404	70,312
Deferred commission expense	50,441	47,349
Other assets, net	181,950	141,567
Total Assets	$5,492,519	$5,307,871

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,693,167	$2,627,783
Term loan, net	496,817	297,436
Unsecured line of credit	198,000	349,000
Accounts payable and other liabilities	175,148	172,285
Deferred membership revenue	197,743	176,439
Accrued interest payable	11,739	9,293
Rents and other customer payments received in advance and security deposits	122,318	118,696
Distributions payable	80,102	70,768
Total Liabilities	3,975,034	3,821,700
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2022 and December 31, 2021; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2022 and December 31, 2021; 186,120,298 and 185,640,379 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	1,916	1,913
Paid-in capital	1,628,618	1,593,362
Distributions in excess of accumulated earnings	(204,248)	(183,689)
Accumulated other comprehensive income	19,119	3,524
Total Stockholders’ Equity	1,445,405	1,415,110
Non-controlling interests – Common OP Units	72,080	71,061
Total Equity	1,517,485	1,486,171
Total Liabilities and Equity	$5,492,519	$5,307,871

4Q 2022 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Revenues:
Rental income	$269,190	$258,282	$1,118,601	$1,032,575
Annual membership subscriptions	16,212	15,203	63,215	58,251
Membership upgrade sales current period, gross	6,890	6,927	34,661	36,270
Membership upgrade sales upfront payments, deferred, net	(3,475)	(3,945)	(21,703)	(25,079)
Other income	12,828	13,539	56,144	50,298
Gross revenues from home sales, brokered resales and ancillary services (1)	35,242	42,467	180,179	152,517
Interest income	2,084	1,702	7,430	7,016
Income from other investments, net	1,633	1,159	8,553	4,555
Total revenues	340,604	335,334	1,447,080	1,316,403

Expenses:
Property operating and maintenance	101,677	98,283	443,157	398,983
Real estate taxes	17,772	18,517	74,145	72,671
Sales and marketing, gross	5,047	4,756	23,513	23,743
Membership sales commissions, deferred, net	(450)	(670)	(3,196)	(5,075)
Property management	18,110	17,024	74,083	65,979
Depreciation and amortization	49,625	50,317	202,362	188,444
Cost of home sales, brokered resales and ancillary services (1)	27,118	35,081	139,012	120,623
Home selling expenses and ancillary operating expenses (1)	6,175	5,949	27,321	23,538
General and administrative (1)	10,022	8,983	44,857	39,576
Casualty-related charges/(recoveries), net (2)	—	—	—	—
Other expenses (1)	1,769	1,398	8,646	4,241
Early debt retirement	—	—	1,156	2,784
Interest and related amortization	31,286	27,951	116,562	108,718
Total expenses	268,151	267,589	1,151,618	1,044,225
Gain/(loss) on sale of real estate and impairment, net (3)	3,747	—	—	(59)
Income before equity in income of unconsolidated joint ventures	76,200	67,745	295,462	272,119
Equity in income of unconsolidated joint ventures	474	1,095	3,363	3,881
Consolidated net income	76,674	68,840	298,825	276,000

Income allocated to non-controlling interests – Common OP Units	(3,635)	(3,286)	(14,198)	(13,522)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$73,031	$65,546	$284,611	$262,462

______________________
1.Prior period amounts have been reclassified to conform to the current period presentation.
2.Casualty-related charges/(recoveries), net includes debris removal and cleanup costs related to Hurricane Ian of $40.6 million and insurance recovery revenue of $40.6 million for the quarter and year ended December 31, 2022.
3.Reflects a $1.7 million reduction to the carrying value of certain assets as a result of Hurricane Ian and insurance recovery revenue of $5.4 million for the quarter ended December 31, 2022. Reflects a $5.4 million reduction to the carrying value of certain assets and insurance recovery revenue of $5.4 million as a result of Hurricane Ian for the year ended December 31, 2022.

4Q 2022 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 9 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 19-21.

4Q 2022 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2022
Income from property operations, excluding deferrals and property management - 2022 Core (1)	$174.8
Income from property operations, excluding deferrals and property management - Non-Core (1)	5.8
Property management and general and administrative	(28.1)
Other income and expenses (excluding transaction/pursuit costs)	6.9
Interest and related amortization	(31.3)
Normalized FFO available for Common Stock and OP Unit holders (2)	$128.1
Transaction/pursuit costs (3)	(0.4)
Lease termination expenses (4)	(1.1)
FFO available for Common Stock and OP Unit holders (2)	$126.6

FFO per Common Share and OP Unit - Fully Diluted	$0.65
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66

Normalized FFO available for Common Stock and OP Unit holders (2)	$128.1
Non-revenue producing improvements to real estate	(21.2)
FAD for Common Stock and OP Unit holders (2)	$106.9

Weighted average Common Shares and OP Units - Fully Diluted	195.3

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1.See pages 11-12 for details of the Core Income from Property Operations, excluding deferrals and property management. See page 13 for details of the Non-Core Income from Property Operations, excluding deferrals and property management.
2.See page 9 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
4.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022. As such, the expenses are not comparable from period to period and have been added back to Normalized FFO.

4Q 2022 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net income available for Common Stockholders	$73,031	$65,546	$284,611	$262,462
Income allocated to non-controlling interests – Common OP Units	3,635	3,286	14,198	13,522
Membership upgrade sales upfront payments, deferred, net	3,475	3,945	21,703	25,079
Membership sales commissions, deferred, net	(450)	(670)	(3,196)	(5,075)
Depreciation and amortization	49,625	50,317	202,362	188,444
Depreciation on unconsolidated joint ventures	1,075	536	3,886	1,083
(Gain)/loss on sale of real estate and impairment, net (1)	(3,747)	—	—	59
FFO available for Common Stock and OP Unit holders	126,644	122,960	523,564	485,574
Early debt retirement	—	—	1,156	2,784
Transaction/pursuit costs (2)	423	598	3,807	598
Lease termination expenses (3)	1,046	—	3,119	—
Normalized FFO available for Common Stock and OP Unit holders	128,113	123,558	531,646	488,956
Non-revenue producing improvements to real estate	(21,246)	(21,247)	(80,527)	(70,510)
FAD for Common Stock and OP Unit holders	$106,867	$102,311	$451,119	$418,446

Net income available per Common Share - Basic	$0.39	$0.36	$1.53	$1.43
Net income available per Common Share - Fully Diluted (4)	$0.39	$0.36	$1.53	$1.43

FFO per Common Share and OP Unit - Basic	$0.65	$0.64	$2.68	$2.52
FFO per Common Share and OP Unit - Fully Diluted	$0.65	$0.64	$2.68	$2.52

Normalized FFO per Common Share and OP Unit - Basic	$0.66	$0.64	$2.73	$2.54
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.66	$0.64	$2.72	$2.53

Weighted average Common Shares outstanding - Basic	185,848	183,889	185,780	182,917
Weighted average Common Shares and OP Units outstanding - Basic	195,117	193,183	195,069	192,656
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,281	193,412	195,255	192,883

______________________
1.Reflects a $1.7 million reduction to the carrying value of certain assets as a result of Hurricane Ian and insurance recovery revenue of $5.4 million for the quarter ended December 31, 2022. Reflects a $5.4 million reduction to the carrying value of certain assets and insurance recovery revenue of $5.4 million as a result of Hurricane Ian for the year ended December 31, 2022.
2.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
3.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022. As such, the expenses are not comparable from period to period and have been added back to Normalized FFO.
4.Net income per fully diluted Common Share is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2022 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
MH base rental income (2)	$158.9	$152.8	$634.0	$603.1
Rental home income (2)	3.7	4.0	15.2	16.7
RV and marina base rental income (2)	92.6	89.6	409.6	362.8
Annual membership subscriptions	16.2	15.2	63.2	58.3
Membership upgrade sales current period, gross	6.9	6.9	34.7	36.3
Utility and other income (2)	28.1	28.1	120.8	108.4
Property operating revenues	306.4	296.6	1,277.5	1,185.6

Property operating, maintenance and real estate taxes (2)	120.8	119.4	522.1	479.9
Sales and marketing, gross	5.0	4.8	23.5	23.7
Property operating expenses	125.8	124.2	545.6	503.6
Income from property operations, excluding deferrals and property management (1)	$180.6	$172.4	$731.9	$682.0

Manufactured home site figures and occupancy averages:
Total sites	72,715	73,457	73,265	73,232
Occupied sites	68,968	69,672	69,509	69,463
Occupancy %	94.8%	94.8%	94.9%	94.9%
Monthly base rent per site	$768	$731	$760	$723

RV and marina base rental income:
Annual	$67.1	$63.5	$266.1	$237.2
Seasonal	13.3	11.6	58.9	41.7
Transient	12.2	14.5	84.6	83.9
Total RV and marina base rental income	$92.6	$89.6	$409.6	$362.8

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 6. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.

4Q 2022 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2022	2021	Change (2)	2022	2021	Change (2)
MH base rental income	$158.8	$149.8	6.0%	$626.0	$591.7	5.8%
Rental home income	3.7	4.0	(6.7)%	15.2	16.7	(8.8)%
RV and marina base rental income	81.7	77.3	5.7%	352.7	323.4	9.1%
Annual membership subscriptions	16.0	15.2	5.8%	62.5	58.1	7.5%
Membership upgrade sales current period, gross	6.9	6.9	0.3%	33.4	36.2	(7.8)%
Utility and other income	25.1	24.8	1.3%	105.3	100.4	4.9%
Property operating revenues	292.2	278.0	5.1%	1,195.1	1,126.5	6.1%

Utility expense	33.3	31.4	6.0%	138.7	125.4	10.6%
Payroll	25.5	23.9	6.8%	108.4	100.6	7.7%
Repair & Maintenance	16.7	17.5	(4.7)%	81.0	75.2	7.7%
Insurance and other (3)	20.1	21.2	(5.0)%	86.4	83.3	3.7%
Real estate taxes	16.8	16.3	3.3%	67.1	64.6	4.0%
Sales and marketing, gross	5.0	4.8	6.9%	22.9	23.8	(3.4)%
Property operating expenses	117.4	115.1	2.1%	504.5	472.9	6.7%
Income from property operations, excluding deferrals and property management (1)	$174.8	$162.9	7.3%	$690.6	$653.6	5.7%

Occupied sites (4)	68,880	68,895

_____________________
1.Excludes property management and the GAAP deferral of membership upgrades sales upfront payments and membership sales commissions, net. Core properties exclude Fort Myers Beach, Gulf Air, Pine Island and Ramblers Rest.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period. Occupied sites have decreased by 15 from 68,895 at December 31, 2021.

4Q 2022 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2022	2021	Change (1)	2022	2021	Change (1)
Core manufactured home site figures and occupancy averages:
Total sites	72,454	72,348		72,455	72,208
Occupied sites	68,913	68,802		68,913	68,675
Occupancy %	95.1%	95.1%		95.1%	95.1%
Monthly base rent per site	$768	$726		$757	$718

Core RV and marina base rental income:
Annual (2)	$58.2	$53.4	9.0%	$224.6	$206.4	8.8%
Seasonal	12.2	10.4	17.4%	52.1	37.6	38.6%
Transient	11.3	13.6	(16.5)%	76.0	79.4	(4.3)%
Total Seasonal and Transient	$23.5	$24.0	(1.8)%	$128.1	$117.0	9.5%

Total RV and marina base rental income	$81.7	$77.4	5.7%	$352.7	$323.4	9.1%

Core utility information:
Income	$15.0	$13.6	10.3%	$61.1	$55.0	11.1%
Expense	33.3	31.4	6.0%	138.7	125.4	10.6%
Expense, net	$18.3	$17.8	2.8%	$77.6	$70.4	10.2%

Utility Recovery Rate (3)	45.0%	43.3%		44.1%	43.9%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

4Q 2022 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2022	December 31, 2022
MH base rental income	$0.1	$8.0
RV and marina base rental income	10.9	56.9
Annual membership subscriptions	0.2	0.7
Utility and other income	3.0	15.5
Membership upgrade sales current period, gross	—	1.3
Property operating revenues	14.2	82.4

Property operating expenses (2)	8.4	41.2
Income from property operations, excluding deferrals and property management (1)	$5.8	$41.2

______________________
1.Excludes property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net.
2.Includes bad debt expense for the periods presented.

4Q 2022 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Income from Rental Home Operations

(In millions, except occupied rentals, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Manufactured homes:
Rental operations revenues (1)	$10.2	$11.5	$42.9	$48.2
Rental home operations expense (2)	1.3	1.6	5.4	5.7
Income from rental home operations	8.9	9.9	37.5	42.5
Depreciation on rental homes (3)	2.5	2.6	10.1	10.5
Income from rental operations, net of depreciation	$6.4	$7.3	$27.4	$32.0

Occupied rentals: (4)
New	2,481	3,038
Used	330	424
Total occupied rental sites	2,811	3,462

	As of December 31, 2022		As of December 31, 2021
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$237.8	$196.1	$226.8	$184.5
Used	14.7	8.2	16.1	8.7
Total rental homes	$252.5	$204.3	$242.9	$193.2

______________________
1.For the quarters ended December 31, 2022 and 2021, approximately $6.5 million and $7.5 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 11-12. The remainder of the rental operations revenue is included in Rental home income for the quarters ended December 31, 2022 and 2021 in the Core Income from Property Operations on pages 11-12.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 10. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 11-12.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 6.
4.Occupied rentals as of the end of the period in our Core portfolio. Included in occupied rentals as of December 31, 2021 were 236 homes rented through ECHO Financing LLC ("ECHO joint venture"). On December 22, 2022, we completed the purchase of all homes held by the ECHO joint venture.
5.Includes both occupied and unoccupied rental homes in our Core portfolio. New home cost basis does not include the costs associated with our ECHO joint venture for 2021.

4Q 2022 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Total Sites and Home Sales

(In thousands, except sites and home sale volumes, unaudited)

Summary of Total Sites as of December 31, 2022
Sites (1)
MH sites	72,700
RV sites:
Annual	34,200
Seasonal	12,700
Transient	15,300
Marina slips	6,900
Membership (2)	25,800
Joint Ventures (3)	3,300
Total	170,900

Home Sales - Select Data
	Quarters Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Total New Home Sales Volume (4)	219	338	1,176	1,163
New Home Sales Volume - ECHO joint venture	6	26	78	82
New Home Sales Gross Revenues (4)	$24,562	$30,089	$116,790	$94,160

Total Used Home Sales Volume	87	118	337	432
Used Home Sales Gross Revenues	$1,064	$1,445	$4,401	$4,297

Brokered Home Resales Volume	134	192	808	735
Brokered Home Resales Gross Revenues	$604	$589	$3,195	$2,144

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 128,400 members. Includes approximately 6,400 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,300 transient sites.
4.Total new home sales volume includes home sales from our ECHO joint venture through December 22, 2022. New home sales gross revenues does not include the revenues associated with the ECHO joint venture.

4Q 2022 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2018	2019	2020	2021	2022
Member Count (1)	111,094	115,680	116,169	125,149	128,439
Thousand Trails Camping Pass (TTC) Origination	37,528	41,484	44,129	50,523	51,415
TTC Sales	17,194	19,267	20,587	23,923	23,237
RV Dealer TTC Activations	20,334	22,217	23,542	26,600	28,178
Number of annuals (2)	5,888	5,938	5,986	6,320	6,390
Number of upgrade sales (3)	2,500	2,919	3,373	4,863	4,068

(In thousands, unaudited)
Annual membership subscriptions	$47,778	$51,015	$53,085	$58,251	$63,215
RV base rental income from annuals	$18,363	$19,634	$20,761	$23,127	$25,945
RV base rental income from seasonals/transients	$19,840	$20,181	$18,126	$25,562	$24,316
Membership upgrade sales current period, gross	$15,191	$19,111	$21,739	$36,270	$34,661
Utility and other income	$2,410	$2,422	$2,426	$2,735	$2,626

______________________
1.Members have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

4Q 2022 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2022

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,718	79.6%
Unsecured Debt			698	20.4%
Total Debt (1)			$3,416	100.0%	21.3%

Common Shares	186,120,298	95.3%
OP Units	9,265,565	4.7%
Total Common Shares and OP Units	195,385,863	100.0%
Common Stock price at December 31, 2022	$64.60
Fair Value of Common Shares and OP Units			$12,622	100.0%
Total Equity			$12,622	100.0%	78.7%

Total Market Capitalization			$16,038		100.0%

______________________
1.    Excludes deferred financing costs of approximately $28.1 million.

4Q 2022 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2022
(In thousands, unaudited)

Year	Secured Debt	Weighted Average Interest Rate	Unsecured Debt (1)	Weighted Average Interest Rate	Total Debt	% of Total Debt	Weighted Average Interest Rate
2023	$92,512	4.91%	$—	—%	$92,512	2.87%	4.91%
2024	10,003	5.49%	—	—%	10,003	0.31%	5.49%
2025	93,206	3.45%	—	—%	93,206	2.90%	3.45%
2026	—	—%	300,000	1.79%	300,000	9.32%	1.79%
2027	—	—%	200,000	4.94%	200,000	6.22%	4.94%
2028	207,117	4.19%	—	—%	207,117	6.44%	4.19%
2029	39,320	4.10%	—	—%	39,320	1.22%	4.10%
2030	275,385	2.69%	—	—%	275,385	8.56%	2.69%
2031	259,461	2.46%	—	—%	259,461	8.06%	2.46%
Thereafter	1,740,974	3.76%	—	—%	1,740,974	54.10%	3.76%
Total	$2,717,978	3.60%	$500,000	3.05%	$3,217,978	100.0%	3.52%

Unsecured Line of Credit	—		198,000		198,000

Note Premiums	136		—		136

Total Debt	2,718,114		698,000		3,416,114

Deferred Financing Costs	(24,948)		(3,183)		(28,131)

Total Debt, net	$2,693,166		$694,817		$3,387,983		3.72%	(1)

Average Years to Maturity	11.2		3.3		9.6

______________________
1.Reflects effective interest rate for the year ended December 31, 2022, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

4Q 2022 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated membership upgrade contract term. Although the NAREIT definition of FFO does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING DEFERRALS AND PROPERTY MANAGEMENT. We define Income from property operations, excluding deferrals and property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, sales and marketing expenses, excluding property management and the GAAP deferral of membership upgrade sales upfront payments and membership sales commissions, net. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

4Q 2022 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2022	2021	2022	2021
Net income available for Common Stockholders	$73,031	$65,546	$284,611	$262,462
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	3,635	3,286	14,198	13,522
Equity in income of unconsolidated joint ventures	(474)	(1,095)	(3,363)	(3,881)
Income before equity in income of unconsolidated joint ventures	76,200	67,745	295,462	272,119
(Gain)/loss on sale of real estate and impairment, net (1)	(3,747)	—	—	59
Membership upgrade sales upfront payments, deferred, net	3,475	3,945	21,703	25,079
Gross revenues from home sales, brokered resales and ancillary services (2)	(35,242)	(42,467)	(180,179)	(152,517)
Interest income	(2,084)	(1,702)	(7,430)	(7,016)
Income from other investments, net	(1,633)	(1,159)	(8,553)	(4,555)
Membership sales commissions, deferred, net	(450)	(670)	(3,196)	(5,075)
Property management	18,110	17,024	74,083	65,979
Depreciation and amortization	49,625	50,317	202,362	188,444
Cost of home sales, brokered resales and ancillary services (2)	27,118	35,081	139,012	120,623
Home selling expenses and ancillary operating expenses (2)	6,175	5,949	27,321	23,538
General and administrative (2)	10,022	8,983	44,857	39,576
Casualty-related charges/(recoveries), net (3)	—	—	—	—
Other expenses (2)	1,769	1,398	8,646	4,241
Early debt retirement	—	—	1,156	2,784
Interest and related amortization	31,286	27,951	116,562	108,718
Income from property operations, excluding deferrals and property management	180,624	172,395	731,806	681,997
Membership upgrade sales upfront payments, and membership sales commissions, deferred, net	(3,025)	(3,275)	(18,507)	(20,004)
Property management	(18,110)	(17,024)	(74,083)	(65,979)
Income from property operations	$159,489	$152,096	$639,216	$596,014
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. We receive non-refundable upfront payments from membership upgrade contracts. In accordance with GAAP, the non-refundable upfront payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of EBITDAre does not address the treatment of non-refundable upfront payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of EBITDAre.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.
_____________________
1.Reflects a $1.7 million reduction to the carrying value of certain assets as a result of Hurricane Ian and insurance recovery revenue of $5.4 million for the quarter ended December 31, 2022. Reflects a $5.4 million reduction to the carrying value of certain assets and insurance recovery revenue of $5.4 million as a result of Hurricane Ian for the year ended December 31, 2022.
2.Prior period amounts have been reclassified to conform to the current period presentation.
3.Casualty-related charges/(recoveries), net includes debris removal and cleanup costs related to Hurricane Ian of $40.6 million and insurance recovery revenue of $40.6 million for the quarter and year ended December 31, 2022.

4Q 2022 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2022	2021	2022	2021
Consolidated net income	$76,674	$68,840	$298,825	$276,000
Interest income	(2,084)	(1,702)	(7,430)	(7,016)
Membership upgrade sales upfront payments, deferred, net	3,475	3,945	21,703	25,079
Membership sales commissions, deferred, net	(450)	(670)	(3,196)	(5,075)
Real estate depreciation and amortization	49,625	50,317	202,362	188,444
Other depreciation and amortization	1,346	765	4,619	2,927
Interest and related amortization	31,286	27,951	116,562	108,718
(Gain)/loss on sale of real estate and impairment, net (1)	(3,747)	—	—	59
Adjustments to our share of EBITDAre of unconsolidated joint ventures	1,637	612	5,484	1,390
EBITDAre	157,762	150,058	638,929	590,526
Early debt retirement	—	—	1,156	2,784
Transaction/pursuit costs (2)	423	598	3,807	598
Lease termination expenses (3)	1,046	—	3,119	—
Adjusted EBITDAre	$159,231	$150,656	$647,011	$593,908

CORE. The Core properties include properties we owned and operated during all of 2021 and 2022. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties include properties that were not owned and operated during all of 2021 and 2022. This includes, but is not limited to, six RV communities and eleven marinas acquired during 2021, one membership RV community and three RV communities acquired during 2022 and our Westwinds MH community and an adjacent shopping center. The ground leases with respect to Westwinds and the adjacent shopping center terminated on August 31, 2022. The Non-Core properties also include Fort Myers Beach, Gulf Air, Pine Island, and Ramblers Rest.
INCOME FROM RENTAL OPERATIONS, NET OF DEPRECIATION. We use Income from rental operations, net of depreciation as an alternative measure to evaluate the operating results of our home rental program. Income from rental operations, net of depreciation, represents income from rental operations less depreciation expense on rental homes. We believe this measure is meaningful for investors as it provides a complete picture of the home rental program operating results, including the impact of depreciation, which affects our home rental program investment decisions.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

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1.Reflects a $1.7 million reduction to the carrying value of certain assets as a result of Hurricane Ian and insurance recovery revenue of $5.4 million for the quarter ended December 31, 2022. Reflects a $5.4 million reduction to the carrying value of certain assets and insurance recovery revenue of $5.4 million as a result of Hurricane Ian for the year ended December 31, 2022.
2.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 6.
3.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022.

4Q 2022 Supplemental Financial Information	21	Equity LifeStyle Properties, Inc.